                                August 29, 1999



Mitchell Hutchins
1285 Avenue of the Americas
New York, New York 10019


                    Re: PaineWebber RMA New York Municipal Money
                        Fund, a series of the PaineWebber Managed
                        Municipal Trust (the "New York Fund")



        We hereby consent to the filing of this consent as an exhibit to the registration statement on Form N-1A for the New York Fund dated as of the date hereof (the "Registration Statement") and to the use of our name as counsel to the New York Fund with respect to New York law in the Registration Statement and the Prospectus for the New York Fund.


                                    Very truly yours,


                                    /s/ Orrick, Herrington & Sutcliffe LLP


                                    Orrick, Herrington & Sutcliffe LLP